UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2025

Galaxy Digital Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-262378	87-0836313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Vesey Street New York, NY	10282
(Address of principal executive offices)	(Zip Code)
(212) 390-9216
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 13, 2025 (the “Closing Date”), Galaxy Digital Inc. (the “Company”) and certain of its affiliates consummated a series of reorganization transactions (the “Reorganization Transactions”), as described in more detail in Item 2.01 below and in the Company’s registration statement on Form S-4 (File No. 333-262378), as amended (the “Registration Statement”).
In connection therewith, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement:
•a Seventh Amended and Restated Limited Partnership Agreement of Galaxy Digital Holdings LP (“GDH LP”), dated as of May 13, 2025, by and among the Company, GDH LP and Galaxy Digital Holdings Inc., a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference;
•an Amended and Restated Tax Receivable Agreement, dated as of May 13, 2025, by and among the Company, GDH LP and the other persons party thereto, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference; and
•a Director Nomination Agreement, dated as of May 13, 2025, between Galaxy Group Investments LLC and the Company, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements filed as exhibits to the Registration Statement and as described therein, which descriptions are incorporated herein by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company and its affiliates completed the previously announced Reorganization Transactions, pursuant to which, among other things, (i) the memorandum and articles of association of Galaxy Digital Holdings Ltd., a Cayman corporation (“GDHL”), were amended to authorize the issuance of up to 500 million Class B ordinary shares of GDHL, (ii) the jurisdictions of incorporation of GDHL and GDH LP were transferred by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”) (GDHL after the Domestication, “GDHI”), (iii) all of the issued and outstanding Class A ordinary shares of GDHL were converted, automatically and by operation of law, into an equivalent number of shares of Class A common stock of GDHI, par value $0.001 per share (“GDHI Class A Common Stock”), (iv) GDHI, pursuant to its post-Domestication certificate of incorporation, was authorized to issue up to 500 million shares of its Class B common stock, par value $0.0000000001 per share (“GDHI Class B Common Stock”), and issued, for nominal consideration, shares of GDHI Class B Common Stock to certain limited partners of GDH LP in an amount equal to the number of limited partnership units of GDH LP held by such limited partner immediately following the Domestication and (v) GDHI merged with and into the Company, with the Company continuing as the surviving public company entity (the “Reorganization Merger”).
As a result of the Reorganization Merger, each issued and outstanding share of GDHI Class A Common Stock and GDHI Class B Common Stock was exchanged, automatically and by operation of law, on a one-to-one basis, into one share of the Company’s Class A common stock, par value $0.001 per share (“GDI Class A Common Stock”), and Class B common stock, par value $0.0000000001 per share (“GDI Class B Common Stock”), respectively.
A detailed description of the Reorganization Transactions is included in the Registration Statement under “Proposed Organizational Structure—The Reorganization and the Reorganization Merger” and is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders.

The information provided in Item 5.03 below is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant.

The applicable information described in the Registration Statement under “Proposed Organizational Structure” and the information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Prior to the Reorganization Merger, the Company was a wholly owned subsidiary of GDHL. Immediately after giving effect to the Reorganization Merger, former holders of GDHL ordinary shares and the pre-Domestication holders of limited partnership units in GDH LP held approximately 37.2% and 62.8% of voting power in the Company, respectively.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2025, Michael Daffey, Bill Koutsouras, Jane Dietze, Rhonda Adams-Medina and Richard Tavoso (the “New Directors”) were appointed to the board of directors (the “Board”) of the Company. The Board has determined that each of Mr. Koutsouras, Ms. Dietze, Ms. Adams-Medina and Mr. Tavoso are independent in accordance with the applicable Nasdaq Global Select Market rules. As a result of the payment of compensation for non-Board services by Galaxy, the Board has determined that Mr. Daffey is not independent under the Nasdaq Global Select Market rules. Accordingly, Mr. Daffey has not been appointed to any of the Board’s three committees.
The Board has appointed (i) Mr. Koutsouras, Ms. Dietze and Mr. Tavoso to serve as members of the Audit Committee of the Board, (ii) Ms. Dietze and Mr. Tavoso to serve as members of the Compensation Committee of the Board and (iii) Mr. Koutsouras and Ms. Adams-Medina to serve as members of the Nominating and Corporate Governance Committee of the Board. Additionally, the Board appointed Mr. Daffey as Chairperson of the Board and Mr. Koutsouras as Lead Director of the Board.
The Company's founder and Chief Executive Officer, Michael Novogratz, was re-appointed as a director of the Board (together with the New Directors, the “Directors”).
On May 7, the Board appointed Michael Novogratz, Christopher Ferraro, Anthony Paquette, Erin Brown and Andrew Siegel (together, the “Executive Officers”) as Chief Executive Officer, President and Chief Investment Officer, Chief Financial Officer, Chief Operating Officer and General Counsel and Chief Compliance Officer of the Company, respectively. Additionally, the Board designated Robert Rico, the Group Controller, as the principal accounting officer of the Company (Mr. Rico together with the Executive Officers, the “Officers”).
The Directors and Executive Officers have entered into the Company’s standard indemnification agreement for directors and executive officers, which was previously filed by the Company as Exhibit 10.2 to the Registration Statement.
Additional information relating to the Company’s Directors and Executive Officers is included in the Registration Statement under “Management—Directors and Executive Officers of Galaxy,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” and is incorporated herein by reference.
Except as otherwise disclosed in such portions of the Registration Statement, there are no arrangements or understandings between the Directors or Officers, and any other person pursuant to which the Directors or Officers were selected, nor are there any other transactions to which the Company or any of its subsidiaries is a party and in which the Directors or Officers have any direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation
On May 13, 2025, in connection with the Reorganization Merger, the Company amended and restated its certificate of incorporation (as amended and restated, the “Certificate of Incorporation”), filed with the Secretary of State of the State of Delaware. A description of the Certificate of Incorporation is included in the Registration Statement under “Description of PubCo Capital Stock—Certain certificate of incorporation, bylaws and statutory provisions” and is incorporated herein by reference. A copy of the Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amended and Restated By-laws
On May 13, 2025, in connection with the Reorganization Merger, the Company amended and restated its By-laws (as amended and restated, the “By-laws”). A description of the By-laws is included in the Registration Statement under “Description of PubCo Capital Stock—Certain certificate of incorporation, bylaws and statutory provisions” and is incorporated herein by reference. A copy of the By-laws is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.

GDHL Shareholder Meeting

On May 9, 2025, holders of ordinary shares of GDHL held a special meeting (the “Meeting”) at which they were asked to consider and vote on three proposals.
Proposal #1: Redomicile and Reorganization Resolution

At the Meeting, shareholders voted to approve the reorganization and domestication of GDHL, by special resolution, as follows:

For	%	Against	%	Withheld	%
50,205,790	99.643%	73,817	0.147%	105,948	0.210%

Proposal #2: Share Issuance Resolution

At the Meeting, shareholders voted to approve the issuance of GDHI Class B Common Stock in the capital of the post-reorganization and domestication entity to the current holders of Class B limited partnership units of GDH LP by:

(i)     ordinary resolution, as follows:

For	%	Against	%	Withheld	%
49,788,537	98.815%	350,121	0.695%	246,897	0.490%

(ii)     a simple majority of shareholders excluding persons required to be excluded for the purpose of a “majority of     the minority” vote under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions, as follows:

For	%	Against	%	Withheld	%
46,944,775	98.744%	350,121	0.736%	246,897	0.519%

Proposal #3: Adjournment Resolution

The redomicile and reorganization resolution and share issuance resolution having passed by the requisite number of votes in favor, the ordinary resolution to approve the adjournment of the Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies was not formally put to the Meeting.
Board Service

In connection with the Reorganization Transactions, Dominic Docherty and Damien Vanderwilt, who served as board members of GDHL, ceased to be directors of Galaxy. The Company thanks Mr. Docherty and Mr. Vanderwilt for their service and contribution and wishes them well in future endeavors.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information
Certain unaudited pro forma condensed combined financial information regarding the Company to reflect the consummation of the Reorganization Transactions appears in Exhibit 99.1 and is incorporated herein by reference.

(d)Exhibits

Exhibit No.	Description
3.1*
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-8 filed with the SEC on May 13, 2025 (File No. 333-287205)).

3.2*	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-8 filed with the SEC on May 13, 2025 (File No. 333-287205)).
10.1	Seventh Amended and Restated Limited Partnership Agreement of GDH LP, dated as of May 13, 2025.
10.2	Amended and Restated Tax Receivable Agreement, dated as of May 13, 2025, by and among the Company, GDH LP and the other persons party thereto.
10.3	Director Nomination Agreement, dated as of May 13, 2025, by and among the Company and the persons and entities party thereto.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company as of March 31, 2025 and for the three months ended March 31, 2025 and year ended December 31, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
__________________
* Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY DIGITAL INC.

Date: May 13, 2025	By:	/s/ Michael Novogratz
Michael Novogratz
Chief Executive Officer